EXHIBIT 23.1 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

I hereby consent to the use in the Form 10-SB/A Registration Statement of my
independent auditor's report and financial statements of MedVision Capital
Corporation, as of April 30, 2003 and for the period beginning January 3, 2003
(inception) to April 30, 2003, which appears in such Form 10-SB/A.

/s/ Stan J.H. Lee, CPA
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Stan J.H. Lee, CPA
Fort Lee, New Jersey
July 11, 2003